EXHIBIT 10.1

EQUIPMENT RENTAL AGREEMENT

1.The Parties: This Equipment Rental Agreement (the “Agreement”) is made on this 27th day of April, 2022 (“Effective Date”) by and between First New Haven Mortgage Company LLC, a Connecticut limited liability company (the “Lessor”) and Basanite Industries LLC, a Delaware limited liability company (the “Lessee”). Lessor and Lessee are each referred to herein as a “Party” and collectively as the “Parties”.

2.Equipment Description and Assignment of Rights Under Sales Orders: BasaMax™ Tetrad Basalt Rebar Pultrusion Machine to be leased by Lessor to Lessee hereunder is described in Exhibit A (“Equipment”), and incorporated herein through reference. Parties understand that as of the Effective Date the Equipment is not in the possession or control of the Parties and that the Equipment is being manufactured by Upstate Custom Products LLC, a South Carolina limited liability company (“Manufacturer”). Lessee hereby transfers all its rights to the ownership of the Equipment and rights under all the sales orders and agreements to purchase the Equipment from Manufacturer are hereby assigned to Lessor by Lessee, and such assignment shall be deemed confirmed through the execution of this Agreement and execution of consent from Manufacturer, a form of which is attached as Exhibit B. Parties shall cooperate with each other to ensure that the Manufacturer provides its written consent to such assignment of all rights and ownership of the Equipment to Lessor. Further, Parties agree that no Party shall be responsible for any errors, negligence, breach of contract, or any other acts of Manufacturer in connection with the sales orders and agreements that were entered into between Lessee and Manufacturer prior to and as of the Effective Date. Lessor shall pay the amount of $450,000 on the Effective Date directly to Manufacturer. Lessee shall be authorized to communicate and shall have authorization to direct Manufacturer to complete manufacturing of the Equipment in accordance with the requirements as set by Lessee. In addition, upon completion of manufacturing of the Equipment, Parties agree that such

1

Equipment shall be delivered to Lessee at the location designated by Lessee. Lessor understands that the assignment of Equipment to Lessor and the ownership rights are “AS IS” and without any warranty or representation by Lessee of any kind as to the quality or state or condition of the Equipment. Lessor acknowledges that Manufacturer is manufacturing other machines in addition to the Equipment and that all other machines excluding the Equipment shall be deemed to be owned by Lessee and not by Lessor.

3.Lease Type: This Agreement shall be a Fixed Lease. The Lessee shall lease the Equipment starting on 25th day of April, 2022 and end on 25th day of April 2024 (the “Lease Term”). Notwithstanding any other provision of this Agreement, if the Initial Equity Raise (as defined below) does not occur by the end of the Lease Term, then the Parties shall negotiate in good faith to extend the Lease Term.

4.Rent: Lessee shall have no obligation to pay rent in cash (and such rent shall accrue as provided herein) until such time that Lessee is able to raise $2,000,000 in equity (the “Initial Equity Raise”) at which point all accrued and unpaid rent shall be paid in accordance with this Agreement and Lessee shall be obligated to pay rent on a monthly basis thereafter. The Lessee agrees to pay rent for the Equipment leased to the Lessor in the amount of $8,250 per month during the Lease Term subject to the terms as provided for herein. Such amount and all future rent shall be paid by wire transfer in accordance with the instructions given to Lessee by the Lessor. This transaction shall not be deemed a loan transaction for any purposes whatsoever and in the event any rent payment is deemed to be in excess of the then legal maximum rate, then that portion of the rent amount in excess of the then legal maximum rate shall be adjusted to the amount that is within the legal maximum rate and is not usurious under laws of the State of Florida. It is the intent of the Parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest or any other payment, and Parties agree that, should any provision of this Agreement, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of

2

interest or payment contracted for or charged or collected over the maximum lawful rate of interest shall be adjusted and the terms of this Agreement shall be amended with full cooperation from all the Parties.

5.Late Charges: The Lessee shall be liable for a late fee in the amount of $300 for each month the Lessee does not pay rent following the Initial Equity Raise.

6.Equipment Purchase: At the end of the Lease Term or at such time as the Lessee raises an additional $3,000,000 in equity in excess of the Initial Equity Raise (for a total of $5,000,000 of equity including the Initial Equity Raise), Lessee shall be required to purchase the Equipment from Lessor for a total purchase price of $450,000 plus any accrued and unpaid rent in cash. The sale of the Equipment from Lessor to Lessee shall be free and clear of any encumbrances and a free and clear title to the Equipment shall pass to Lessee from Lessor. Lessee has the option to terminate the Lease Term prior to its expiration by paying all the amounts owed to Lessor for the Lease Term. Upon termination or end of the Lease Term, Lessee shall purchase the Equipment as provided herein. Lessee acknowledges and understands that the sale of the Equipment from the Lessor to the Lessee upon termination or end of the Lease Term shall be for the Equipment in its “AS IS” condition and without any warranty or representation of any kind as to the quality or state of the Equipment.

7.Delivery of Equipment: The delivery of the Equipment to the Lessee and returning to the Lessor at the end of the Lease Term (to the extent not purchased pursuant to the terms herein) shall be the responsibility of the Lessee (including all costs associated thereto).

8.Repairs and Maintenance: Lessee shall be responsible for all repairs or maintenance to the Equipment whether due to wear-and-tear or otherwise.

3

9.Insurance Requirement: Lessee shall be required to maintain disability insurance for workers and other persons that may be operating, handling, or transporting the Equipment during the Lease Term. Such insurance is intended to indemnify and hold harmless the Lessor from any and all wrongdoing in connection with the injury of any person in the operation of the Equipment. In addition, Lessee shall obtain casualty insurance in an amount to insure the Equipment from damage or replacement.

10.No Warranty: The Lessor makes no representations or warranties, express or implied, as to the Equipment. The Lessee assumes responsibility for the condition of the Equipment.

11.Risk of Loss or Damage: The Lessee assumes all risk of loss or damage to the Equipment from any cause and agrees to return it to the Lessor in the condition received, with the exception of wear and tear, unless otherwise provided in this Agreement.

12.Taxes and Fees: During the Lease Term, the Lessee shall be responsible and be required to pay any and all applicable taxes, assessments, license, registration, or any other fees associated with the handling and operation of the Equipment.

13.Default: The occurrence of any of the following shall constitute a default under this Agreement: (a) the failure of the Lessee to make required payments under this Agreement; (b) the violation of any provision of this Agreement that is not cured within five (5) days after written notice has been received; (c) the insolvency or bankruptcy of Lessee; and (d) the subjection of any of the Lessee’s property to any levy, seizure, assignment, application or sale for or by any creditor or government agency.

14.Rights Upon Default: If the Lessee shall default under this Agreement, and with notice to or demand on the Lessee, additional rent shall be due to Lessor from Lessee in the amount of $8,250 (for a total amount of $16,500) per month until any and all defaults are cured. In addition, the Lessor may take possession

4

of the Equipment as provided by law with the right to deduct the costs of recovery, including any attorney’s fees and legal costs, in addition to any repair or other costs to obtain the Equipment and bring to the same condition as the Lessee received upon initial delivery.

15.Indemnification: To the fullest extent permitted by law, Lessee shall defend, indemnify and hold Lessor and any of its beneficiaries harmless from and against any and all claims, actions, damages, expenses (including attorneys’ fees), losses or liabilities incurred by or asserted against Lessor or any of its beneficiaries for injury (including death) to persons or damage or destruction to property and any and all fees, costs or penalties incurred by Lessor or any of its beneficiaries, to the extent that such claims, actions, damages, expenses, losses, liabilities, fees, costs or penalties are caused by or arise out of Lessee’s operation or use of the Equipment.

16.Assignment: The Lessee is strictly prohibited from assigning or subletting the Equipment in any manner unless written consent is given by Lessor. In addition, the Equipment may not be used by any person or associate other than the Lessee and its employees and agents.

17.Severability: If any portion of this Agreement shall be held invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a tribunal finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision, that it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

18.Governing Law: This Agreement shall be construed and governed in accordance with the laws of the State of Florida.

19.Entire Agreement: This Agreement constitutes the entire agreement between the Parties. No modification or amendment of this Agreement shall be effective unless in writing and signed by both Parties. This Agreement replaces any and all prior agreements or understandings between the Parties.

5

20.Pre-Mediation Settlement Conference, Mediation, and Arbitration: Any disputes between the Parties hereto, whether arising under this Agreement or otherwise, which the Parties cannot resolve between themselves using good faith shall be resolved in person at the offices of either Party, or at the office of their counselor at the office of a mediator or an arbitrator, or through the use of remote technology such as phone or video conferencing as follows:

(i)The Parties shall use good faith efforts to resolve disputes among themselves without using a neutral third party or a mediator within twenty (20) Business Days of notice of such dispute. Such efforts shall include escalation of such dispute to the corporate officer level of each Party and each Party may engage counsel to assist in such settlement efforts prior to mediating such dispute with a mediator. For purposes of this Agreement, “Business Day(s)” shall mean Monday through Friday excluding any national, legal or bank holiday in the United States of America or as established by the federal government of the United States of America. If any time period set forth in this Agreement expires upon a Saturday, Sunday or U.S. national, legal or bank holiday, such period shall be extended to and through the next succeeding Business Day.

(ii)If the Parties are unable to resolve the dispute among themselves, it shall be referred to a court certified mediator, and any mediation shall be held in Broward County or at the offices of JAMS in Miami-Dade County. The Parties shall share equally in the cost of said mediation and mutually attempt to select a mediator from JAMS. In the event that the Parties are unable to agree upon a mediator from the list of mediators at JAMS within fifteen (15) Business Days of the date on which either Party requests mediation of a matter, the mediator shall be appointed by JAMS.

(iii)In the event that said dispute is not resolved in mediation, the Parties shall submit the dispute to a neutral arbitrator at JAMS. The arbitration shall be held in Broward County at office of BASA or at the offices of JAMS in Miami-Dade County. The prevailing Party shall recover all fees and costs of said arbitration. In the event that the Parties are unable to agree upon

6

an arbitrator from the list of arbitrators at JAMS within fifteen (15) Business Days of the date on which either Party requests arbitration of a matter, the arbitrator shall be appointed by JAMS. The Parties further agree that full discovery shall be allowed to each Party to the arbitration and a written award shall be entered forthwith. Any and all types of relief that would otherwise be available in Court shall be available to both Parties in the arbitration. The decision of the arbitrator shall be final and binding. Arbitration shall be the exclusive legal remedy of the Parties. Judgment upon the award may be entered in any court of competent jurisdiction pursuant to Florida Statutes.

(iv)If either Party refuses to comply with a ruling or decision of the arbitrator and a lawsuit is brought to enforce said ruling or decision, it is agreed that the Party not complying with the ruling or decision of the arbitrator shall pay the court costs and reasonable attorney's fees (including Trial and Appellate attorney's fees) incurred in enforcing the ruling or decision of the arbitrator.

(v)Any rights of injunctive relief shall be in addition to and not in derogation or limitation of any other legal rights.

21.Execution: Lessee and Lessor each represent and warrant to the other that each person executing this Agreement on behalf of each party is duly authorized to execute and deliver this Agreement on behalf of that Party. A facsimile or electronic copy of this Agreement and any signatures affixed hereto shall be considered for all purposes as originals. Delivery of this Agreement may be effectuated by electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication). Signatures delivered by electronic communication shall have the same legal effect as manual signatures. Each Party will make commercially reasonable efforts to provide an original signature, but failure to do so will not affect the validity of a Party’s electronic signature. Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the other’s election to use electronic signature software operated by DocuSign for execution of this Agreement. The

7

electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be considered legally admissible evidence of the Parties’ intention to be legally bound by this Agreement. The Parties declare that they have received all information required to be fully aware of the electronic signature process and each Party hereby waives any claim, which it may have against the other Party as a result of the use of such electronic signature software.

LESSOR’S SIGNATURE:

First New Haven Mortgage Company LLC, a Connecticut limited liability company

By:	/s/ Richard A. LoRicco

Richard A. LoRicco

Manager

LESSEE’S SIGNATURE:

Basanite Industries LLC a Delaware limited liability company

By:	/s/ Simon R. Kay

Simon R. Kay

President and Chief Executive Officer

8

EXHIBIT A

EQUIPMENT DESCRIPTION

BASAMAX™ Tetrad Basalt Rebar Pultrusion Machine – Quantity THREE

BasaMax™ pultrusion manufacturing systems are Pultrusion composite manufacturing equipment, specifically designed for the manufacture of Basalt fiber reinforcing bar or “rebar.” The Tetrad machine (quad cavity) is capable of running four (4) product lines and are equipped with point of use electrical and programming systems, and feature monitoring systems wireless data recording capability.

9

EXHIBIT B

WRITTEN CONSENT

THIS WRITTEN CONSENT (this “Consent”) is made and entered into on 25th day of April 2022 (“Execution Date”), by and between First New Haven Mortgage Company LLC, a Connecticut limited liability company (the “Lessor”) and Basanite Industries LLC a Delaware limited liability company, (the “Lessee”), and Upstate Custom Products LLC, a South Carolina limited liability company (“Manufacturer”). Lessor, Lessee, and Manufacturer are referred to collectively herein as the “Parties” and each individually as a “Party.” Parties consent to the following in exchange for good and valuable consideration, the receipt and sufficiency of which each of them hereby acknowledge.

Lessee has assigned all its rights to ownership of BasaMaxTM Tetrad Basalt Rebar Pultrusion Machine being manufactured by Manufacturer to Lessor and such equipment is described in Exhibit 1 (the “Equipment”), which is incorporated herein by reference. Any and all sales orders and agreements entered into between Lessee and Manufacturer as of the Execution Date are hereby now assigned to Lessor. Lessee shall retain control and is authorized by Lessor and Manufacturer to direct Manufacturer and provide any specifications and directions as needed for the Equipment prior to its delivery to Lessee. Manufacturer shall deliver the Equipment to Lessee as per Lessee’s direction, which shall be deemed as owned by Lessor and the aforestated assignment of rights and ownership of Equipment by Lessor is hereby approved and consented to by Manufacturer subject to the terms and conditions of all sales orders and agreements entered into previously between Lessee and Manufacturer. This Consent may be executed in counterparts, both of which shall be considered one and the same agreement and shall become effective when both such counterparts have been signed by each of the Parties and delivered to the other Party. A facsimile and electronic copy of this Consent and any signatures affixed hereto shall be considered for all purposes as originals. Delivery of this Consent may be effectuated by electronic communication (including by PDF sent by electronic mail, facsimile or similar means of electronic communication).  Signatures delivered by electronic communication shall have the same legal effect as manual signatures.  Each Party will make commercially reasonable efforts to provide an original signature, but failure to do so will not affect the validity of a party’s electronic signature. Pursuant to the Electronic Signatures in Global and National Commerce Act (ESIGN) the Parties hereby expressly agree to the other’s election to use electronic signature software operated by DocuSign for execution of this Consent. The electronic signature generated by this software shall have the same legal effect as a handwritten signature and shall be considered legally admissible evidence of the parties’ intention to be legally bound by this Agreement. The Parties declare that they have received all information required to be fully aware of the electronic signature process and each Party hereby waives any claim which it may have against the other Party as a result of the use of such electronic signature software.

LESSOR’S SIGNATURE:

First New Haven Mortgage Company LLC, a Connecticut limited liability company

By:	/s/ Richard A. LoRicco

Richard A. LoRicco

Manger

LESSEE’S SIGNATURE:

Basanite Industries LLC, a Delaware limited liability company

By:	/s/ Simon R. Kay

Simon R. Kay

President and Chief Executive Officer

Manufacturer’s Signature:

Upstate Custom Products LLC, a South Carolina limited liability company

By:	/s/ Kurt Ziemer

Kurt Ziemer

Chief Executive Officer

10

EXHIBIT 1

EQUIPMENT DESCRIPTION

BASAMAX™ Tetrad Basalt Rebar Pultrusion Machine – Quantity THREE

BasaMax™ pultrusion manufacturing systems are Pultrusion composite manufacturing equipment, specifically designed for the manufacture of Basalt fiber reinforcing bar or “rebar.” The Tetrad machine (quad cavity) is capable of running four (4) product lines and are equipped with point of use electrical and programming systems, and feature monitoring systems wireless.

11